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                                                                    EXHIBIT 23.1



               CONSENT OF ERNST & YOUNG LLP INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in Amendment No. 3 to the Registration Statement (Form S-2) and related Prospectuses of Maxicare Health Plans, Inc. for the registration of 28,088,072 shares of its common stock and to the incorporation by reference therein of our report dated March 24, 2000, with respect to the consolidated financial statements and schedules of Maxicare Health Plans, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                         Ernst & Young LLP

Los Angeles, California
September 7, 2000